                                                                    EXHIBIT 99.1

                             Financial Statements

                         ZYNAXIS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                      March 31,     December 31,
                                                        1997            1996
                                                     -----------    ------------
                                                     (Unaudited)
Assets

Current assets:
     Cash and cash equivalents                       $   147,281    $   124,348
     Collaborative, contract and grant revenue
         receivable (Note 6)                             250,638        182,047
     Other current assets                                 61,773        107,254
                                                     -----------    -----------
              Total current assets                       459,692        413,649

Property and equipment:
     Equipment                                           831,888      1,610,520
     Leasehold improvements                               35,570         35,570
                                                     -----------    -----------
                                                         867,458      1,646,090

     Less accumulated depreciation and
         amortization
                                                        (840,805)    (1,605,502)
                                                     -----------    -----------
              Net property and equipment                  26,654         40,588

Other assets:
     Other long-term assets                               20,000         20,000
     Cauldron-net assets (Note 7)                        528,000        600,000
     Note receivable                                     333,865        324,046
                                                     -----------    -----------
              Total other assets                         881,865        944,046

                                                     $ 1,368,211    $ 1,398,283
                                                     ===========    ===========

The accompanying notes are an integral part of these statements.

                         ZYNAXIS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (Continued)

                                                        March 31,     December 31,
                                                          1997            1996
                                                      ------------    ------------
                                                       (Unaudited)
Liabilities and Stockholders' Equity

Current liabilities:
     Accounts payable                                 $    439,245    $    232,243
     Accrued expenses                                      392,573         752,809
     Notes payable to shareholders (Note 3)                450,000         450,000
     Note payable to CytRx (Note 4)                        975,000         975,000
     Current portion of other long-term obligations         34,581          33,277
                                                      ------------    ------------
              Total current liabilities                  2,291,399       2,443,329

Other long-term obligations                                 56,727          65,511

Commitments and contingencies
     (Note 2)

Stockholders' equity:
     Series A preferred stock,
         2,000,000 shares authorized,
         1,412,500 shares issued and outstanding at
         March 31, 1997 and December 31, 1996
         (Liquidation preference of $3,262,956 and
         $3,207,230 at March 31, 1997 and
         December 31, 1996, respectively)                2,554,304       2,554,304
     Common Stock, $.01 par value, 25,000,000
         shares authorized, 10,377,240 and
         10,338,768 shares issued and outstanding
         at March 31, 1997 and December 31, 1996,
         respectively                                      103,771         103,387
Additional paid-in capital                              45,986,323      45,982,992
Accumulated deficit                                    (49,624,313)    (49,751,240)
                                                      ------------    ------------
              Total stockholders equity                   (979,915)     (1,110,557)
                                                      $  1,368,211    $  1,398,283
                                                      ============    ============

The accompanying notes are an integral part of these statements.

                         ZYNAXIS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                      Three months ended March 31,
                                                      ----------------------------
                                                           1997           1996
                                                      ------------    ------------
Revenues:
     Collaborative, contract and grant revenues
         (Note 6)                                      $   386,703    $   543,044
                                                       -----------    -----------
                                                           386,703        543,044

Costs and expenses:
     Research and development                              583,150        942,887
     Marketing, general and administrative                 452,696        513,111
                                                       -----------    -----------
                                                         1,035,846      1,455,998

Operating loss                                            (649,143)      (912,954)

Other income (expense):

     Interest income                                        12,926         16,078
     Interest expense                                      (14,829)        (6,837)
     Gain on sale of Zyn-Linker technology
Note (2)                                                   720,000             --
     Other                                                  57,973         82,748

                                                       -----------    -----------
                                                           776,070         91,989

Net income (loss)                                      $   126,927    $  (820,965)
                                                       ===========    ===========

Net income (loss) per common share                     $       .01    $     (0.08)
                                                       ===========    ===========

The accompanying notes are an integral part of these statements.

                         ZYNAXIS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                      Three months ended March 31,
                                                      ----------------------------
                                                            1997         1996
                                                      ------------    ------------
Cash flow from operating activities:

Net income (loss)                                        $ 126,927    $(820,965)

Adjustments to reconcile net loss to net cash used
  for operating activities:
Depreciation and amortization                               68,447      270,737
Issuance of Common Stock to 401k plan                          385           --

Decrease (increase) in

         Restricted cash                                        --         (125)
         Prepaid expenses                                   11,256      (56,542)
         Collaborative, contract and grant
             revenue receivables                           (68,591)     (38,446)
         Other current assets                               34,225       17,984
         Other long-term assets                             (9,819)       9,591

Increase (decrease) in

         Accounts payable                                  207,002       58,424
         Accrued expenses                                 (360,236)    (175,371)
         Deferred income                                        --       29,993
         Other long-term obligations                        (7,480)      (7,497)
                                                         ---------    ---------
             Net cash used for operating
                activities                                   2,116     (712,217)

Cash flow from investing activities:
     Purchases of property and equipment                        --       (3,148)
     Proceeds from sale of assets                           23,517           --
     Net sales short-term securities                            --       97,437
                                                         ---------    ---------
             Net cash from investing activities             23,517       94,289

                         ZYNAXIS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                                   (Continued)

                                                                         Three months ended March 31,
                                                                         ----------------------------
                                                                             1997            1996
                                                                         ----------       -----------
Cash flow from financing activities:

     Private placement of Common Stock                                           --         500,000
     Proceeds from exercise of Common Stock options                              --             603
     Principal payments on capital lease obligations                         (2,700)           (714)
     Proceeds from note payable to CytRx Corp                               200,000              --
     Repayment of principal owed under CytRx Note                          (200,000)             --
     Principal payments on notes payable                                         --          (5,946)
                                                                          ---------       ---------
              Net cash from financing activities                             (2,700)        493,943

Net (decrease) increase in cash and cash equivalents                         22,933        (123,985)
Cash and cash equivalents, beginning of period                              124,348         411,706
                                                                          ---------       ---------
Cash and cash equivalents, end of period                                  $ 147,281       $ 287,721
                                                                          =========       =========

Supplemental disclosure of cash flow information:
Cash paid for interest expense                                            $   2,325       $   3,104


The accompanying notes are an integral part of these statements.

                         ZYNAXIS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)

Note 1 - Basis of Presentation

         The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to interim periods. These financial statements do not include all disclosures required for annual financial statements and should be read in conjunction with the more complete disclosures contained in the audited financial statements of Zynaxis, Inc. ("Zynaxis" or the "Company") included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

         The statements reflect, in the opinion of management, all adjustments of a normal and recurring nature necessary to present fairly the Company's consolidated financial position at March 31, 1997 and December 31, 1996, the consolidated results of operations for the three months ended March 31, 1997 and 1996, and the consolidated cash flows for the three months ended March 31, 1997 and 1996. The results of operations for the three months ended March 31, 1997, and the cash flows for the three months ended March 31, 1997, are not necessarily indicative of the results to be expected for the entire year. - 6 - AD971830.234

         Certain prior year amounts have been reclassified to conform to current year classifications.

Note 2 - Background and Significant Uncertainties

         Zynaxis was incorporated in Pennsylvania on March 5, 1987 and commenced operations in July 1988. The Company initially focused on development of cell-mediated therapies and cellular diagnostic products including research reagents for cell tracking. Between 1988 and 1991, the Company received funding primarily through venture capital financing involving the issuance of convertible preferred stock and convertible notes, all of which have since been converted into Common Stock. In January 1992, the Company completed an initial public offering of its Common Stock, receiving net proceeds of approximately $23,300,000 through the sale of 2,875,000 shares of Common Stock. Between 1992 and 1994, the Company focused on development of products for site-directed drug delivery using its proprietary Zyn-Linker molecules and on the development of cellular diagnostic products including its Zymmune CD4/CD8 Cell Monitoring Kit.

         During 1995, the Company modified its strategic direction, divesting its diagnostic products, acquiring vaccine technologies, and focusing its resources on selected drug and vaccine delivery opportunities. Four key events occurred in 1995 as a result of the Company's modified strategic direction: (i) the sales of the Company's diagnostic operations, accompanied by a significant reduction in workforce, (ii) the acquisition by merger of Secretech, Inc. ("Secretech") and associated technologies for oral and mucosal vaccine delivery, (iii) the completion of a private placement which raised net proceeds of $2,700,000 to fund operations, and (iv) the completion of a significant corporate collaborative agreement for the development of certain technologies acquired through the merger with Secretech.

         During 1996, the Company began to focus on the possibility of selling its process chemistry/pilot plant operations, known as Cauldron Process Chemistry ("Cauldron"), and its related assets for cash. Cauldron provides collaborative consulting services on all aspects of bulk pharmaceutical production and offers process research, development and pilot scale-up facilities for the pharmaceutical, biochemical and fine chemical industries. In July 1996, the Company signed a binding letter of intent to sell Cauldron to Seloc AG ("Seloc"), a subsidiary of Schwarz Pharma. On August 27, 1996, the Company received notification that Seloc was terminating its agreement in principle to purchase Cauldron. In March 1997, Zynaxis signed an Asset Purchase Agreement with ProClinical, Inc. ("Proclinical") for the sale of all Cauldron assets for the aggregate amount of $832,000. The Asset Purchase Agreement requires Zynaxis to prepay $250,000 (approximately 10 months' worth of occupancy) to the landlord of the Company's Malvern headquarters. This sale is subject to shareholder approval at Zynaxis' May 1997 special shareholders meeting.

         On September 23, 1996, the Company entered into an Exclusive License Agreement and Purchase Option with Phanos Technologies, Inc. ("Phanos") for intellectual property related to its Zyn-Linker technologies. At that time, the Company received initial deposits totaling $200,000, of which $195,000 was refundable in the event that Phanos decided not to exercise the option. On January 21, 1997, the Company received notification that Phanos had exercised its option and the Company received $525,000, representing the balance of the purchase price. Under the terms of the agreement, Phanos acquired all of the Company's Zyn-Linker technology.

         On December 6, 1996, the Company entered into an Agreement and Plan of Merger and Contribution (the "Merger Agreement") with CytRx Corporation ("CytRx"), Vaxcel, Inc., a wholly-owned subsidiary of CytRx ("Vaxcel"), and Vaxcel Merger Subsidiary, Inc., a wholly-owned subsidiary of Vaxcel ("Vaxcel Merger Sub"). Pursuant to the Merger Agreement, subject to approval by shareholders of Zynaxis and certain other conditions, Vaxcel Merger Sub will be merged (the "Merger") with and into Zynaxis, which will be the surviving corporation and will be a wholly-owned subsidiary of Vaxcel. The Company anticipates that, subject to shareholder approval at the Company's special meeting of shareholders in May 1997 and the satisfaction of conditions to the Merger, the Merger will be consummated in late May 1997. In the Merger, the security holders of Zynaxis will exchange their Zynaxis securities for securities of Vaxcel and will own approximately 12.5% of the outstanding common stock of Vaxcel immediately following the Merger. CytRx will own the remaining approximately 87.5% of common stock of Vaxcel immediately following the Merger. The Merger will be accounted for as a purchase transaction, with Vaxcel as the acquirer. Simultaneously with the execution of the Merger Agreement, Zynaxis and CytRx entered into a secured loan agreement to provide the Company with sufficient funding for continued operations pending the Merger. As discussed in
Note 4 to the Consolidated Financial Statements, CytRx agreed to loan up to $2,000,000 to the Company on a secured basis, as provided for in the loan agreement. Among other agreements entered into in connection with the Merger is an agreement providing for the sale of substantially all assets of the Company.

         At March 31, 1997, the Company had cash and cash equivalents of $147,281 and a working capital deficit of $1,831,700. For the three months ended March 31, 1997, net operating cash inflow was approximately $2,000. The Company's profitability during the first quarter of 1997 was due to the infusion of cash from the Phanos acquisition of the Company's Zyn-Linker technology.

         The Company has not received significant revenues from the sale of any of its products. For the period from its inception to March 31, 1997, the Company had an accumulated deficit of $49,624,000.

         The ability of the Company to survive as a going concern beyond March 31, 1997 is dependent on the consummation of the Merger. There is no assurance that the Company will ultimately complete this transaction. Additionally, certain matters associated with the transaction require the approval of shareholders at the Company's special meeting of shareholders to be held in May 1997. If the Company is unable to complete the transaction, if the shareholders fail to approve the Merger or if certain conditions precedent to closing of the Merger do not occur, the Company will not be able to continue operations. Should the Company determine that it is no longer in the best interest of its shareholders to continue operations, the ability of the Company to fund an orderly disposition of assets, pay off its then outstanding liabilities and return any remaining cash to its shareholders will be limited by the amount of working capital then on hand, if any.

         The financial statements were prepared assuming the Company will continue as a going concern. The asset and liability carrying amounts do not purport to represent realizable or final settlement values. See "Report of Independent Accountants" included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 regarding the Company's ability to continue as a going concern.

Note 3 - Notes Payable to Shareholders

         On May 3,1996, the Company issued Demand Promissory Notes (the "May 1996 Notes") aggregating $200,000 to two of its principal shareholders. A general partner of the general partner of one shareholder and the president of the other shareholder are members of the Board of Directors. These May 1996 Notes bear interest at the annual rate of 11 1/4% and are due on the earlier of
(i) the receipt by the Company of proceeds from the sale of Cauldron aggregating at least $1,000,000 or (ii) upon demand. The May 1996 Notes are convertible at the option of the holder into an aggregate of 200,000 shares of the Company's Common Stock at any time prior to repayment. In connection with the issuance of the May 1996 Notes, the Company issued warrants with a five-year term to purchase 200,000 shares of the Company's Common Stock at an exercise price of $1.00 per share.

         On June 7,1996, the Company issued a $250,000 Demand Promissory Note to another of its principal shareholders. This note was canceled and reissued on July 17,1996 due to a revision of the repayment terms (the "July 1996 Note"). This July 1996 Note bears interest at the annual rate of 11 1/4% and is due on the earlier of (i) the receipt by the Company of proceeds from the sale of Cauldron aggregating at least $1,000,000 or (ii) upon demand. This July 1996
Note is convertible at the option of the holder into an aggregate of 150,000 shares of the Company's Common Stock at any time prior to repayment. In connection with the issuance, the Company also issued a warrant with a five-year term to purchase 25,000 shares of the Company's Common Stock at an exercise price of $1.00 per share.

         In conjunction with the signing of the Merger Agreement in December 1996, a Note Exchange Agreement was entered into whereby two of these three notes payable to shareholders will be exchanged for Vaxcel common stock upon consummation of the Merger. Additionally, in the Merger, the warrants will be exchanged for warrants to purchase Vaxcel common stock.

Note 4 - Note Payable to CytRx

         As discussed in Note 2, the Company has entered into a Merger Agreement with CytRx and Vaxcel, an Atlanta-based vaccine technology company. In conjunction with the Merger Agreement, Zynaxis also entered into a secured loan agreement with CytRx, Vaxcel's parent company. The terms of the loan agreement provide that the Company may borrow up to $2,000,000 from CytRx between December 1996 and the closing of the Merger, anticipated to be in May 1997. Proceeds from any amounts borrowed are to be used to satisfy accounts payable and accrued expenses, as well as to fund operations until the transaction is completed. Through March 31, 1997, the Company had borrowed a total of $1,175,000 and had repaid $200,000 of principal in January 1997 with a portion of the cash received from Phanos (see Note 2), resulting in a principal balance owed at March 31, 1997 of $975,000. The borrowings accrue interest at prime plus 2%. Accrued interest expense on these borrowings totaled approximately $30,000 as of March 31, 1997.

Note  5 - Net Income (Loss) Per Common Share

         The net income (loss) per share is based upon the weighted average common shares outstanding during the three months ended March 31, 1997. Common stock equivalents have been included in the computation for this period since the effect is dilutive.

         Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings per Share," which supersedes APB Opinion No. 15, "Earnings per Share," was issued in February 1997. SFAS 128 requires dual presentation of basic and diluted earnings per share ("EPS") for complex capital structures on the face of the income statement. Basic EPS is computed by dividing income by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution from the exercise or conversion of securities into common stock, such as stock options. SFAS 128 is required to be adopted for year-end 1997; earlier application is not permitted. The Company does not expect the basic or diluted EPS measured under SFAS 128 to be materially different than its primary or fully-diluted EPS measured under APB No. 15.

Note 6 - Collaborative, Contract and Grant Revenues

         Collaboration with ALK A/S

         In October 1995, the Company announced a development and licensing agreement with ALK A/S ("ALK"), a leading European pharmaceutical company in the field of allergy immunotherapy. The collaboration involves certain of the technologies acquired in the merger with Secretech relating to bioactive substance delivery technology.

         Under the terms of the ALK development and licensing collaboration, the Company has received payments aggregating $1,000,000. The Company received the second installment of $250,000 in January 1996, the third installment of $250,000 in April 1996, and the fourth and final installment of $250,000 in August 1996.

         The Company also has agreed to provide ALK with research and development support of the licensed technology for which it will receive additional revenues based upon costs incurred. During the three months ended March 31, 1996, the Company recorded $18,600 of such revenue. As a result of a reduction in workforce in September 1996, the Company's ability to continue to provide ALK with research and development support has been significantly reduced, and there was no revenue recognized for such support during the first three months of 1997.

         The Company will receive a base royalty of 7% on net sales of products using the Company's technology, increasing based upon certain sales criteria established under the agreement. The Company could also receive additional milestone payments of up to $2,000,000 based upon either FDA or certain other regulatory approvals of additional products using the Company's vaccine delivery technologies. There can be no assurance that ALK will ever obtain the appropriate regulatory approvals, or will ever generate any sales using the technology licensed from the Company.

         Should the Company receive royalties under the ALK agreement, it will be required to pay approximately 3% of the net sales of the licensed product to the original patent holder of the technology.

         Contract Manufacturing

         During the three months ended March 31, 1997 and 1996, the Company, through its Cauldron Process Chemistry division, recognized contract manufacturing revenues of $269,000 and $152,000, respectively, by providing process chemistry and pilot manufacturing services to other biotechnology, pharmaceutical and chemical companies. The significant increase in these contract revenues was attributable to an increased marketing effort throughout 1996 and 1997.

         Grant Revenue

         For the three months ended March 31, 1997 and 1996, the Company recognized $83,200 and $109,000, respectively, pursuant to a Small Business Innovative Research ("SBIR") grant awarded by the National Heart, Lung and Blood Institute. This grant is funding the preclinical development of Zyn-Linker molecules linked with heparin and the investigation of their ability to inhibit post-angioplasty restenosis and local thrombosis. This grant was extended for a second year through June 30, 1997; the Company could recognize up to an additional $115,000 under the terms of this grant extension.

         During 1996, the Company received a Phase I SBIR grant for up to $100,000 to develop Zyn-Linker molecules linked with Taxol and for the investigation of their ability to inhibit post-angioplasty restenosis and local thrombosis. The Company recorded $12,000 of revenue related to this grant, which ended in mid-January 1997, during the three months ended March 31, 1997.

         Notwithstanding the January 1997 purchase by Phanos of the Zyn-Linker technology, the studies conducted under the grant extension will continue to be performed by Zynaxis. However, any patents, inventions or other intellectual property that may arise from this SBIR research will become the property of Phanos.

Note 7 - Cauldron Assets

         In efforts to raise capital, and in conjunction with the Vaxcel Merger, the Company solicited bids from third parties to purchase the Cauldron operations and related assets. The net book value of the Cauldron assets at December 31, 1996 was written down to net realizeable value of $600,000. The difference between the net book value and $600,000 is shown as a Provision for Asset Impairment in the December 31, 1996 income statement. During the first quarter of 1997, depreciation was taken on these assets at the rate of $24,000 per month. As discussed in Note 2, an Asset Purchase Agreement was signed in March 1997 for the sale of the Cauldron assets for $832,000 (which will be partially reduced by a $250,000 rent prepayment to be made by Zynaxis), subject to shareholder approval in May 1997.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Zynaxis, Inc.:

         We have audited the accompanying consolidated balance sheets of Zynaxis, Inc. (a Pennsylvania corporation) and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, cash flows and stockholders' equity (deficit) for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zynaxis, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

         The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred significant losses from operations since its inception, has a shareholders' deficit and requires substantial additional capital to fund its operations. In addition, the Company has a significant operating lease commitment. As discussed in Note 1, on December 6, 1996 the Company entered into an agreement and plan of merger and contribution with CytRx Corporation, Vaxcel, Inc. (a wholly-owned subsidiary of CytRx), and Vaxcel Merger Subsidiary, Inc. (a wholly-owned subsidiary of Vaxcel). The merger is subject to approval of the shareholders of each company except CytRx. If the merger is not consummated, management will be required to consider other alternatives, including the liquidation of the Company's remaining assets and the payment of its liabilities and commitments. Management's plans in regard to these matters are described in Notes 1, 6 and 13. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

                                             ARTHUR ANDERSEN LLP

Philadelphia, Pa.
January 21, 1997

                         ZYNAXIS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                               December 31,
                                                       --------------------------
                                                           1996           1995
                                                       -----------    -----------
                                     ASSETS
Current assets:
     Cash and cash equivalents (Note 2) ............   $   124,348    $   411,706
     Short-term securities (Note 8) ................            --         97,437
     Collaborative, contract and grant revenue
          receivable (Note 17) .....................       182,047        111,263
     Restricted cash (Note 12) .....................            --         23,735
     Other current assets ..........................       107,254         68,991
                                                       -----------    -----------
         Total current assets ......................       413,649        713,132
                                                       -----------    -----------

Property and equipment:
     Equipment .....................................     1,610,520      1,935,739
     Leasehold improvements ........................        35,570        249,349
                                                       -----------    -----------
                                                         1,646,090      2,185,088
     Less--Accumulated depreciation and
          amortization .............................    (1,605,502)    (1,930,127)
                                                       -----------    -----------
         Net property and equipment ................        40,588        254,961
Other assets:
     Restricted cash (Note 12) .....................            --        109,711
     Other long-term assets ........................        20,000         31,869
     Cauldron--net assets (Note 6) .................       600,000      2,590,580
     Note receivable (Note 4) ......................       324,046        287,575
                                                       -----------    -----------
         Total other assets ........................       944,046      3,019,735
                                                       -----------    -----------

                                                       $ 1,398,283    $ 3,987,828
                                                       ===========    ===========


         The accompanying notes are an integral part of these statements.

                         ZYNAXIS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (CONTINUED)

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                                December 31,
                                                      ----------------------------
                                                          1996             1995
                                                      ------------    ------------
Current liabilities:
     Accounts payable .............................   $    232,243    $    747,777
     Accrued expenses (Note 9) ....................        752,809         487,794
     Notes payable to shareholders (Note 10) ......        450,000         150,000
     Note payable to CytRx (Notes 3 and 11) .......        975,000              --
     Current maturities of long-term debt
     (Note 12) ....................................             --          25,050
     Current portion of other long-term obligations
     (Note 13) ....................................         33,277          36,209
                                                      ------------    ------------
         Total current liabilities ................      2,443,329       1,446,830
                                                      ------------    ------------
Long-term debt (Note 12) ..........................             --          79,909
                                                      ------------    ------------
Other long-term obligations (Note 13) .............         65,511         103,494
                                                      ------------    ------------

Commitments and contingencies
(Notes 1 and 13)

Shareholders' equity (deficit) (Note 14):
     Series A preferred stock, 2,000,000 shares
     authorized. 1,412,500 and 1,500,000 issued
     and outstanding at December 31, 1996 and
     December 31, 1995, respectively.
     (Liquidation preference of $3,207,230 and
     $3,149,655 at December 31, 1996 and 1995,
     respectively) ................................      2,554,304       2,712,535
Common Stock, $0.01 par value, 25,000,000
     shares authorized. 10,338,768 and 9,460,676
     issued and outstanding at December 31, 1996
     and 1995, respectively .......................        103,387          94,607
Additional paid-in capital ........................     45,982,992      45,071,223
Accumulated deficit ...............................    (49,751,240)    (45,520,770)
                                                      ------------    ------------
     Total stockholders' equity (deficit) .........     (1,110,557)      2,357,595
                                                      ------------    ------------
                                                      $  1,398,283    $  3,987,828
                                                      ============    ============

         The accompanying notes are an integral part of these statements.

                         ZYNAXIS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                         Year Ended December 31,
                                              --------------------------------------------
                                                  1996            1995            1994
                                              ------------    ------------    ------------
Revenues:
   Collaborative, contract and grant
     revenues (Note 17) ...................   $  2,050,467    $    620,603    $    760,196
   Sales ..................................             --         141,189         403,759
                                              ------------    ------------    ------------
                                                 2,050,467         761,792       1,163,955
Costs and expenses:
   Cost of sales ..........................             --          40,262         273,088
   Research and development ...............      3,642,195       5,168,912       6,344,221
   Marketing, general and administrative ..      2,019,042       2,239,921       3,397,948
   Restructuring charge (Note 4) ..........             --         347,436              --
   Charge for acquired research and
     development (Note 3) .................             --       5,165,793              --
   Provision for asset impairment (Notes 4,
     5 and 6) .............................      1,152,130              --       1,466,360
                                              ------------    ------------    ------------
                                                 6,813,367      12,962,324      11,481,617
Operating loss ............................     (4,762,900)    (12,200,532)    (10,317,662)
Other income (expense):
   Interest income ........................         56,881          80,919         366,910
   Interest expense .......................       (115,815)        (36,896)       (260,651)
   Other (Note 18) ........................        591,364         162,232              --
   Net gain on sale of diagnostic
     technologies and assets (Note 4) .....             --       1,616,840              --
                                              ------------    ------------    ------------
                                                   532,430       1,823,095         106,259
Net loss ..................................   $ (4,230,470)   $(10,377,437)   $(10,211,403)
                                              ------------    ------------    ------------
Net loss per common share .................   $      (0.42)   $      (1.57)   $      (1.95)
Shares used in computing net loss per
   common share ...........................     10,126,676       6,602,813       5,241,317
                                              ------------    ------------    ------------

         The accompanying notes are an integral part of these statements.

                         ZYNAXIS, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                  Preferred Stock           Common Stock
                               ---------------------   ---------------------
                                                                               Additional                  Deferred
                                                                                Paid-in     Accumulated    Compen-
                                 Shares     Amount       Shares      Amount     Capital       Deficit       sation        Total
                               ---------  ----------   ----------   --------  -----------  ------------    --------   ------------
Balance, December 31, 1993 ...        --          --    5,233,734   $ 52,337  $40,353,316  $(24,931,930)   $(10,192)  $ 15,463,531
                               ---------  ----------   ----------   --------  -----------  ------------    --------   ------------
   Exercise of options to
     purchase shares of
     Common Stock.............        --          --       14,820        149       11,124            --          --         11,273
   Issuance of Common Stock
     to 401k Plan ............        --          --        3,500         35        7,336            --          --          7,371
   Amortization of deferred
     compensation ............        --          --           --         --           --            --       6,421          6,421
   Net loss ..................        --          --           --         --           --   (10,211,403)         --    (10,211,403)
                               ---------  ----------   ----------   --------  -----------  ------------    --------   ------------
Balance, December 31, 1994 ...        --          --    5,252,054   $ 52,521  $40,371,776  $(35,143,333)   $ (3,771)  $  5,277,193
                               ---------  ----------   ----------   --------  -----------  ------------    --------   ------------

   Issuance of Common Stock
     upon the exercise of
     stock options ...........        --          --        7,107         71        4,929            --          --          5,000
   Issuance of Common Stock
     to 401k Plan ............        --          --       12,911        129       17,655            --          --         17,784
   Amortization of deferred
     compensation ............        --          --           --         --           --            --       3,771          3,771
   Issuance of Common Stock
     in connection with the
     acquisition of
     Secretech, Inc. .........        --          --    4,132,000     41,320    4,552,429            --          --      4,593,749
   Issuance of Common Stock
     and warrants in
     connection with
     reduction in royalty
     obligation ..............        --          --       56,604        566      124,434            --          --        125,000
   Issuance of Series A
     Convertible Preferred
     Stock, net of $287,465
     in issue costs .......... 1,500,000   2,712,535           --         --           --            --          --      2,712,535
   Net loss ..................        --          --           --         --           --   (10,377,437)         --    (10,377,437)
                               ---------  ----------   ----------   --------  -----------  ------------    --------   ------------
Balance, December 31, 1995 ... 1,500,000  $2,712,535    9,460,676   $ 94,607  $45,071,223  $(45,520,770)   $     --   $  2,357,595
                               ---------  ----------   ----------   --------  -----------  ------------    --------   ------------
   Issuance of Common Stock
     upon the exercise of
     stock options ...........        --          --        2,989         30        2,074            --          --          2,104
   Issuance of Common Stock
     to 401k Plan ............        --          --       12,973        129        8,503            --          --          8,632
   Conversion of Preferred
     Stock into Common Stock     (87,500)   (158,231)     175,000      1,750      156,481            --          --             --
   Issuance of warrants in
     connection with notes
     payable .................        --          --           --         --       60,000            --          --         60,000
   Issuance of Common Stock
     in connection with
     conversion of notes
     payable .................        --          --      152,582      1,526      151,056            --          --        152,582
   Issuance of Common Stock
     in connection with
     closing of private
     placement ...............        --          --      500,000      5,000      495,000            --          --        500,000
   Issuance of Common Stock
     in settlement of
     consulting agreement ....        --          --       34,548        345       38,655            --          --         39,000
   Net loss ..................        --          --           --         --           --    (4,230,470)         --     (4,230,470)
                               ---------  ----------   ----------   --------  -----------  ------------    --------   ------------
   Balance, December 31, 1996. 1,412,500  $2,554,304   10,338,768   $103,387  $45,982,992  $(49,751,240)   $     --   $ (1,110,557)
                               ---------  ----------   ----------   --------  -----------  ------------    --------   ------------


The accompanying notes are an integral part of these statements.

                         ZYNAXIS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                             Year Ended December 31,
                                                                                 --------------------------------------------------
                                                                                     1996               1995                1994
                                                                                 ------------       ------------       ------------
Cash flows from operating activities:
   Net loss ...............................................................      $ (4,230,470)      $(10,377,437)      $(10,211,403)
   Adjustment to reconcile net loss to net cash
     used for operating activities:
     Charge for acquired research and development .........................                --          5,165,793                 --
     Gain on sale of diagnostic technologies and assets ...................                --         (1,616,840)                --
     Gain on asset disposals ..............................................          (131,658)                --                 --
     Gain on liability settlements ........................................          (152,717)                --                 --
     Depreciation and amortization ........................................         1,037,672          1,171,521            751,809
     Imputed interest income on note receivable ...........................           (36,472)                --                 --
     Provision for asset impairment .......................................         1,152,130                 --          1,466,360
     Deferred compensation ................................................                --              3,771              6,421
     Charge for reduction in royalty obligation ...........................                --            125,000                 --
     Issuance of Common Stock to 401k Plan ................................             8,632             17,784              7,371
     Imputed interest expense on notes payable ............................            60,000                 --                 --
     Stock issuance for payables ..........................................            39,000                 --                 --
     Decrease (increase) in
       Accounts receivable ................................................                --             12,493            (14,625)
       Inventories ........................................................                --                 --           (316,945)
       Restricted cash ....................................................           133,446              1,456             41,966
       Collaborative, contract & grant revenue receivable .................           (70,784)           (96,089)                --
       Other current assets ...............................................            26,737             (6,820)            84,933
       Other long-term assets .............................................            11,869              8,812             12,279
     Increase (decrease) in
       Accounts payable ...................................................          (394,737)           455,132           (107,370)
       Accrued expenses ...................................................           267,600             61,503           (463,054)
       Other long-term obligations ........................................           (27,489)           (29,986)           (29,717)
                                                                                 ------------       ------------       ------------
     Net cash used for operating activities ...............................        (2,307,241)        (5,103,907)        (8,771,975)

Cash flows from investing activities:
     Proceeds from sale of property and equipment .........................           142,788                 --                 --
     Cash used for purchase of property and equipment .....................           (35,337)           (54,257)          (651,733)
     Proceeds from sale of diagnostic technologies and assets .............                --          1,329,595                 --
     Payment of merger related costs ......................................                --           (379,850)                --
     Sales of long-term and short-term securities .........................           196,166          2,968,257         27,404,253
     Purchases of long-term and short-term securities .....................           (98,729)          (939,518)       (19,177,465)
                                                                                 ------------       ------------       ------------
     Net cash from investing activities ...................................           204,888          2,924,227          7,575,055

                         ZYNAXIS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (CONTINUED)

Cash flows from financing activities
     Net proceeds from issuance of
       Preferred Stock .........................................           --            2,712,535                   --
     Proceeds from issuance of
       Common Stock ............................................      500,000                   --                   --
     Proceeds from issuance of
       short-term promissory notes
       to shareholders .........................................      450,000              150,000                   --
     Proceeds from note payable
       to CytRx ................................................      975,000                   --                   --
     Proceeds from exercise of
       Common Stock options ....................................        2,104                5,000               11,273
     Principal payments on note payable ........................     (104,959)            (342,578)          (3,698,341)
     Principal payments on capital lease obligations ...........       (7,150)             (23,851)             (48,389)
                                                                  -----------          -----------          -----------
     Net cash (used for) provided by financing
       activities...............................................    1,814,995            2,501,106           (3,735,457)
Net increase (decrease) in cash and
   cash equivalents ............................................     (287,358)             321,426           (4,932,377)
Cash and cash equivalents, beginning
   of year .....................................................      411,706               90,280            5,022,657
                                                                  -----------          -----------          -----------
Cash and cash equivalents, end of year .........................  $   124,348          $   411,706          $    90,280
                                                                  -----------          -----------          -----------
Supplement disclosure of cash flow information:
     Cash paid for interest expense ............................  $    14,242          $    30,050          $   244,459


         The accompanying notes are an integral part of these statements.

                         ZYNAXIS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1 -- Background, Significant Uncertainties and Subsequent Events

         Zynaxis, Inc. ("Zynaxis" or the "Company") was incorporated in Pennsylvania on March 5, 1987 and commenced operations in July 1988. The Company initially focused on development of cell-mediated therapies and cellular diagnostic products including research reagents for cell tracking. Between 1988 and 1991, the Company received funding primarily through venture capital financing involving the issuance of convertible preferred stock and convertible notes, all of which have since been converted into Common Stock. In January 1992, the Company completed an initial public offering of its Common Stock, receiving net proceeds of approximately $23,300,000 through the sale of 2,875,000 shares of Common Stock. Between 1992 and 1994, the Company focused on development of products for site-directed drug delivery using its proprietary Zyn-Linker(R) molecules and on the development of cellular diagnostic products including its Zymmune CD4/CD8 Cell Monitoring Kit.

         During 1995 the Company modified its strategic direction, divesting its diagnostic products, acquiring vaccine technologies, and focusing its resources on selected drug and vaccine delivery opportunities. Four key events occurred in 1995 as a result of the Company's modified strategic direction: (i) the sales of the Company's diagnostic operations, accompanied by a significant reduction in work-force, (ii) the acquisition by merger of Secretech, Inc. ("Secretech") and associated technologies for oral and mucosal vaccine delivery, (iii) the completion of a private placement which raised net proceeds of $2,700,000 to fund operations, and (iv) the completion of a significant corporate collaborative agreement for the development of certain technologies acquired through the merger with Secretech.

         During 1996, the Company began to focus on the possibility of selling its process chemistry/pilot plant operations, known as Cauldron Process Chemistry("Cauldron") and its related assets for cash. Cauldron provides collaborative consulting services on all aspects of bulk pharmaceutical production and offers process research, development and pilot scale-up facilities for the pharmaceutical, biochemical industries and fine chemical industries. In July 1996, the Company signed a binding letter of intent to sell Cauldron to Seloc AG ("Seloc"), a subsidiary of Schwarz Pharma. On August 27, 1996, the Company received notification that Seloc was terminating its agreement in principle to purchase Cauldron (See Note 6).

         On September 23, 1996, the Company entered into an Exclusive License Agreement and Purchase Option with Phanos Technologies, Inc. ("Phanos") related to intellectual property related to its Zyn-Linker technologies. At that time, the Company received initial deposits totaling $200,000, of which $195,000 was refundable should Phanos have decided not to exercise the option. On January 21,1997, the Company received notification that Phanos had exercised its option and the Company received $525,000, representing the balance of the purchase price. Under the terms of the agreement, Phanos acquired all of the Company's Zyn-Linker technologies.

         On December 6, 1996 the Company entered into an Agreement and Plan of Merger and Contribution (the "Merger Agreement") with CytRx Corporation ("CytRx"), Vaxcel, Inc., a wholly-owned subsidiary of CytRx ("Vaxcel"), and Vaxcel Merger Subsidiary, Inc., a wholly-owned subsidiary of Vaxcel ("Vaxcel Merger Sub"). Pursuant to the Merger Agreement, subject to approval by shareholders of Zynaxis and certain other conditions, Vaxcel Merger Sub will be merged (the "Merger") with and into Zynaxis, which will be the surviving corporation and will be a wholly-owned subsidiary of Vaxcel. The Company anticipates that, subject to shareholder approval and the satisfaction of conditions to the Merger, the Merger will be consummated in the first half of April 1997. In the Merger, the security holders of Zynaxis will exchange their Zynaxis securities for securities of Vaxcel and will own approximately 12.5% of the outstanding Common Stock of Vaxcel immediately following the Merger. CytRx will own the remaining approximately 87.5% of Common Stock of Vaxcel immediately following the Merger. The Merger will be accounted for as a purchase transaction, with Vaxcel as the acquirer. Simultaneously with the execution of the Merger Agreement, Zynaxis and CytRx entered into a secured loan agreement in order for the Company to have sufficient funding for continued operations pending the Merger. As discussed in Note 6 to the Consolidated Financial Statements, CytRx agreed to loan up to $2,000,000 to the Company on a secured basis, as defined in the loan agreement. Among other agreements entered into in connection with the Merger is an agreement providing for the sale of substantially all assets of the Company.

         At December 31, 1996, the Company had cash, cash equivalents of $124,348 and a working capital deficit of $2,030,000. For the year ended December 31, 1996, net operating cash outflow was $2,307,000.

         The Company has not received significant revenues from the sale of any of its products. For the period from its inception to December 31, 1996, the Company had an accumulated deficit of $49,751,000.

         The ability of the Company to survive as a going concern beyond December 31,1996 is dependent on the consummation of the Merger. There is no assurance that the Company will ultimately complete this transaction. Additionally, certain matters associated with the transaction require the approval of shareholders. If the Company is unable to complete the transaction, if the shareholders fail to approve the Merger or if certain conditions precedent to closing of the Merger do not occur, the Company will not be able to continue operations. Should the Company determine that it is no longer in the best interest of its shareholders to continue operations, the ability of the Company to fund an orderly disposition of assets, pay off its then outstanding liabilities and return any remaining cash to its shareholders will be limited by the amount of working capital then on hand, if any. Refer to Note 6 regarding the Cauldron assets and Note 13 regarding the Company's operating lease commitment.

         The Financial Statements were prepared assuming the Company will continue as a going concern. The asset and liability carrying amounts do not propose to represent realizable or final settlement values. See "Report of Independent Public Accountants" regarding the Company's ability to continue as a going concern.

Note 2 -- Significant Accounting Policies

         Basis of Presentation

         The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and include the accounts of Zynaxis and its wholly-owned subsidiaries. All intercompany transactions and accounts have been eliminated.

         Management's Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Cash Equivalents

         The Company considers all investments with an original maturity of less than three months to be cash equivalents. Cash equivalents at December 31, 1996 and December 31, 1995 consisted of a bank repurchase agreement collateralized by a United States government security.

         Supplemental Cash Flow Information

         In 1995, the Company acquired Secretech through the issuance of 4,132,075 shares of Common Stock with a value of $4,593,749. Refer to Note 3 to the Consolidated Financial Statements.

         In 1996 and 1995, the Company financed $25,642 and $33,628, respectively, of equipment purchases with capital leases.

         Property and Equipment

         Property and equipment are carried at cost. Equipment consists of laboratory and office equipment which is depreciated on a straight-line basis, generally over three to five years. Property and equipment under capital leases are amortized over the term of the lease. Leasehold improvements are amortized over the then remaining lease term or the estimated useful life of the improvement, whichever is shorter. Maintenance and repairs are charged to expenses as incurred and were $142,677, $178,440, and $171,753 in 1996, 1995, and 1994, respectively. Major renewals and betterments are capitalized. Upon disposition, the net book value of assets is relieved and resulting gains or losses are reflected in the results of operations. Included in other current assets is a receivable of $65,000 relating to the sale of certain fixed assets that were sold during the fourth quarter of 1996.

         In March 1995, the Financial Accounting Standards Board (FASB) issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets where disposal is expected. The Company adopted SFAS No. 121 in the first quarter of 1996 and the adoption did not have any impact on the Company's financial position or results of operations. See Note 6 regarding the Cauldron assets.

         Revenue Recognition

         Government Small Business Innovative Research ("SBIR") grants revenue is recognized on the percentage of completion method as the related expenses are incurred. The Company receives payment based on the level of its related research and development. Revenues recognized approximate costs incurred. Collaboration revenues are recognized over the expected estimated period services or work will be performed. Contract revenues are recognized according to contract terms and milestones achieved on the percentage of completion method. Sales are recognized upon product shipment. See Note 17 for further disclosure.

         Research and Development

         Research and development costs are charged to expense as incurred. These costs include personnel costs, materials consumed, depreciation on equipment and cost of facilities used for research and development. Payments related to the acquisition of technology rights for which development work is in process are expensed and considered a component of research and development costs. Included in research and development costs in 1994 are certain manufacturing, process development and start-up costs associated with the Company's Zymmune CD4/CD8 Cell Monitoring Kit.

         Net Loss Per Common Share

         Net loss per share has been computed by dividing the net loss by the weighted average number of shares of Common Stock outstanding during the periods presented. The weighted average number of shares of Common Stock used in the computation were 10,126,676, 6,602,813, and 5,241,317 for the years ended December 31, 1996, 1995, and 1994, respectively. Common shares obtainable from the assumed conversion of the Series A Convertible Preferred Stock and the exercises of outstanding options and warrants have been excluded from the computation of net loss per common share for all periods presented because their inclusion would be antidilutive.

         Reclassifications

         The Company has reclassified certain prior year amounts to conform to the current year presentation.

Note 3 -- Acquisition of Secretech, Inc.

         Effective July 27, 1995, the Company consummated the merger of Secretech, a company engaged in the development of oral vaccines which stimulate mucosal and systemic immunity, with and into a wholly-owned subsidiary of the Company.

         In connection with this merger, the Company initially issued 3,000,000 shares of its Common Stock, independent of any fluctuations in its underlying market value, to the former Secretech shareholders. Based on the July 27, 1995 market value of $1.03125 per share, the estimated total purchase price was $3,093,750.

         Pursuant to the terms of the merger agreement, as a result of the Company's consummation of the collaborative agreement discussed in Note 17 to the Consolidated Financial Statements, the Company issued an additional 1,132,075 shares (the "Contingent Shares") of Common Stock, with a market value at the time of issuance of $1,500,000, to the former shareholders of Secretech. The number of Contingent Shares was determined by dividing $1,500,000 by the then current price per share of Zynaxis Common Stock based upon the ten day average of the closing price on the Nasdaq National Market prior to public announcement of the collaborative agreement.

         The transaction was accounted for as a purchase. Revenues and expenses related to Secretech are included in the results of operations for the Company from the date of acquisition. The Company had recorded a total charge to 1995 earnings of $5,165,793 for acquired research and development equal to the value of the initial 3,000,000 shares issued, the value of the 1,132,075 Contingent Shares issued, the excess of liabilities assumed over assets acquired, as well as fees and expenses to effect the transaction.

         In connection with the merger of Secretech, Zynaxis' management performed an analysis of all identifiable assets acquired. Such analysis included the identification and evaluation of each significant development project to determine if the technological feasibility had been achieved and if there were any alternative future uses. As of the date of the merger, Secretech was a development stage biotechnology company and had an accumulated deficit of approximately $5 million. In addition, Secretech had no product sales since inception and a shareholder deficit. Prior to the merger with Zynaxis, Secretech was focused on developing new classes of oral vaccines. At the time of the merger, one of Secretech's development programs was in human clinical trials and was several years away from regulatory approval and ultimate commercialization. The remaining development programs were preclinical. At that time, there were significant risks that any of these product development efforts would be successfully completed, that regulatory approval would be obtained or that any products, if introduced, would be successfully marketed or achieve customers' acceptance. The cost of developing this technology was significant. As a result of the substantial time and effort to continue the development of the product and the associated risk thereof, it was determined that technological feasibility had not been achieved. In addition, since alternative uses of this developmental technology did not exist at that time, the cost of such technology had been charged to expense in accordance with SFAS No. 2.

         Note 5 to the Consolidated Financial Statements presents consolidated condensed pro forma financial results of this transaction, and the pro forma financial results of the diagnostic divestiture discussed in Note 4 below.

Note 4 -- Divestiture of Diagnostic Technologies

         In January 1995, Zynaxis' management and Board of Directors committed to a plan to divest its diagnostic products and technologies. Accordingly, the realizability of all diagnostic assets was reviewed by the Company as of December 31, 1994. As a result of the review of its diagnostic technologies and assets, the Company recorded a charge in the statement of operations for the year ended December 31, 1994 totaling $1,466,360 for the impairment of certain of its diagnostic-related assets. The impairment represented substantially all of the identifiable diagnostic-related assets, including equipment, prepaid royalties, accounts receivable and leasehold improvements.

         Also as a result of the decision to divest its diagnostic technologies and assets, in January 1995 the Company recorded a restructuring charge of $347,436. This charge consisted of severance and severance-related expenses resulting from the termination of certain diagnostic employees, as well as amounts due to certain distributors of the Company's Zymmune Cell Monitoring Kit pursuant to the terms of their Zymmune distribution agreements.

         Subsequent to these actions, the Company sold its diagnostic technologies in two separate transactions and has recognized a combined net gain of $1,616,840 on these transactions.

         Sale of Cell Tracking Molecule Technology

         In June 1995, the Company announced that it had reached an agreement with Phanos for the sale of the Company's cell tracking molecules for use as research and diagnostic reagents, including certain Zyn-Linker patents owned by the Company.

         The Company retained all rights to the therapeutic uses of the Zyn-Linker technology. Upon signing, the Company received a lump sum payment of $1,100,000, which is included in the gain on the sale of diagnostic technologies.

         Under the terms of the agreement, the Company continued to manufacture and distribute the research and diagnostic reagents for Phanos and receive royalty and other payments based upon the sales of these products, if any. In December 1996, the Company assigned its rights under this agreement to a consulting firm, the founders of which are former vice presidents of Zynaxis. As the result of this assignment, the Company is no longer responsible for the manufacture or distribution of the research reagents, nor does it collect a royalty.

         Sale of Zymmune Technology

         In July 1995, the Company announced that it had reached an agreement (the "Asset Purchase Agreement") with Intracel Corporation ("Intracel") for the sale of the Company's Zymmune technology, Zymmune inventory, certain laboratory equipment, patents, patent applications and certain other rights.

         Under the terms of the Asset Purchase Agreement, as amended by a release agreement dated October 24, 1995, the Company received $560,000 of cash and a $450,000 four-year promissory note secured by certain of the purchased assets. This promissory note is interest-free for several years; accordingly, the Company recorded the discounted value of the note receivable of $285,000 as a long-term asset. In 1996, imputed interest of $36,000 was charged to the statement of operations and the current carrying value of the note is $324,000. In connection with the asset and technology transfer, the Company was required to make a cash payment of $152,000 to terminate an operating lease on certain equipment and incurred other costs of $180,000 principally related to employee costs during the technology transfer period.

         The Company could receive milestone payments of up to $1,250,000 upon Intracel's achievement of certain milestones, including, among other things, the approval by the FDA of the 510(k) application submitted by Zynaxis for U.S. marketing approval of the Zymmune CD4/CD8 Cell Monitoring Kit ("FDA approval") and certain manufacturing milestones.

         Disputes have arisen between the Company and Intracel regarding certain provisions of the Asset Purchase Agreement. On or about November 14, 1995, Intracel was notified that FDA approval had been granted. On February 7, 1996, the Company was notified by Intracel that Intracel was withholding payment of a $500,000 milestone payment due upon FDA approval, asserting that final approval had not been received, along with other claims. The Company is considering options available to it regarding collection of this milestone payment. The Company has given no financial statement recognition to this milestone payment pending its final resolution.

         There can be no assurance that Intracel will be able to achieve any of the other remaining milestones.

         Zynaxis will be entitled to royalties on future sales, if any, of the Zymmune CD4/CD8 Cell Monitoring Kit and certain related technologies.

Note 5 -- Pro Forma Information: Secretech Merger and Diagnostic Divestitures

         The unaudited consolidated results of operations on a pro forma basis as if the acquisition of Secretech and the divestiture of the diagnostic technologies discussed in Notes 3 and 4 to the Consolidated Financial Statements had occurred at the beginning of the respective periods are as follows:

                                                     Year Ended December 31,
                                                  -----------------------------
                                                      1995               1994
                                                  -----------        ----------
Revenues................................          $   904,359        $1,362,411
Net loss................................           (6,807,187)       (6,958,468)
Net loss per common share...............          $      (.63)       $     (.74)

         These pro forma financial results of operations do not purport to be indicative of the financial results of operations that might have occurred, nor are they indicative of future results.

Note 6 -- Impairment of Cauldron Asset Value

         In efforts to raise capital, and in conjunction with the Vaxcel Merger, the Company has been soliciting bids from third parties who may have an interest in purchasing the Cauldron operations and related assets. The net book value of the Cauldron assets at December 31, 1996 was $1,752,130. Notwithstanding the aforementioned, the most recent bid that the Company has received for the Cauldron assets is significantly less than this amount. Accordingly, conservative measures have been taken and the entire Cauldron asset base has been reduced to $600,000. The difference between the net book value and $600,000 is shown as a Provision for Asset Impairment in 1996. See Note 13 regarding the Company's operating lease commitment.

Note 7 -- Vaxcel Merger Agreement

         On December 6, 1996, the Company entered into the Merger Agreement with CytRx, Vaxcel, a wholly-owned subsidiary of CytRx, and Vaxcel Merger Sub, a newly-formed, wholly-owned subsidiary of Vaxcel, which provides for the merger of Vaxcel Merger Sub with and into Zynaxis, with the effect that Zynaxis, as the surviving corporation resulting from the Merger, will be a wholly-owned subsidiary of Vaxcel.

         Upon consummation of the Merger, shares of Common Stock of Zynaxis will be exchanged for the right to receive a number of shares of Vaxcel Common Stock equal to an exchange ratio defined in the Merger Agreement (approximately
 .0947). Shares of the Company's Series A Convertible Preferred Stock will be exchanged for the right to receive a number of shares of Vaxcel Common Stock equal to two times the exchange ratio. CytRx will own approximately 87.5% of Vaxcel Common Stock upon consummation of the Merger.

         Simultaneously with the execution of the Merger Agreement, Zynaxis and CytRx entered into a secured loan agreement in order for the Company to have sufficient funding for continuing operations until the Merger is approved by shareholder vote and consummated, anticipated to be in the first half of April 1997. CytRx agreed to loan up to $2,000,000 to the Company on a secured basis. At December 31, 1996, $975,000 had been advanced and was used in settling a major portion of the Company's outstanding liabilities as well as funding December operations. All advances accrue interest at a rate of prime plus 2%. Upon the consummation of the Merger between Zynaxis and Vaxcel, CytRx will contribute to Vaxcel an amount of funding equal to the outstanding principal and interest of the loan, as well as additional amounts specified in the

Merger Agreement. Another agreement entered into in connection with the Merger Agreement provides for the sale of substantially all assets of the Company.

         The transaction documents further provide that Zynaxis preferred stockholders who also hold warrants to purchase the Company's Common Stock, and three other warrant holders, will exchange the Zynaxis warrants for warrants to purchase Vaxcel Common Stock. Additionally, certain shareholders who hold convertible notes issued by Zynaxis will exchange such notes for shares of Vaxcel Common Stock.

         Upon execution of the Merger Agreement, a Technology Development Agreement was also executed by the Company and Vaxcel relating to the development of the Company's vaccine delivery technology pending the Merger.

Note 8 -- Securities

         At December 31, 1996, the Company held no securities. All securities at December 31, 1995 were classified as available-for-sale and were carried at fair value. The adoption of Statement of Financial Accounting Standard No. 115 had no effect on the Company's accumulated deficit or stockholders' equity as fair market value equals the investments' amortized cost.

Note 9 -- Accrued Expenses

         Accrued expenses at December 31, 1996 and 1995, respectively, consisted of the following:

                                                          Year Ended December 31,
                                                          -----------------------
                                                             1996          1995
                                                          ----------    ----------
Professional fees ......................................    $178,159    $251,889
Research Costs .........................................      10,000      76,462
Compensation, payroll withholding and related items ....     262,925      14,615
License costs ..........................................      40,002      18,813
Deposits ...............................................     195,000          --
Other ..................................................      66,723     126,015
                                                            --------    --------
                                                            $752,809    $487,794
                                                            ========    ========

Note 10 -- Notes Payable to Shareholders

         On December 28, 1995, the Company issued a $150,000 Demand Promissory Note (the "December 1995 Note") to one of its principal shareholders. A general partner of the shareholder is a member of the Board of Directors. On February 29, 1996, the holder of the December 1995 Note converted the outstanding principal balance and all accrued interest thereon to Common Stock with transfer restrictions, as described in Note 14 below.

         On May 3, 1996, the Company issued Demand Promissory Notes (the "May 1996 Notes") aggregating $200,000 to two of its principal shareholders. A general partner of one shareholder and the president of another shareholder are members of the Board of Directors. These May 1996 Notes bear interest at the annual rate of 11 1/4% and are due on the earlier of (i) the receipt by the Company of proceeds from the sale of Cauldron aggregating at least $1,000,000 or
(ii) upon demand if the closing on the sale of Cauldron does not occur by September 30, 1996. The May 1996 Notes are convertible at the option of the holder into an aggregate of 200,000 shares of the Company's Common Stock at any time prior to repayment. In connection with the issuance of the May 1996 Notes, the Company issued warrants with five year terms to purchase 200,000 shares of the Company's Common Stock at an exercise price of $1.00 per share.

         On June 7, 1996, the Company issued a $250,000 Demand Promissory Note to another of its principal shareholders. This note was canceled and reissued on July 17, 1996 due to a revision of the repayment terms (the "July 1996 Note"). This July 1996 Note bears interest at the annual rate of 11 1/4% and is due on the earlier of (i) the receipt by the Company of proceeds from the sale of Cauldron aggregating at least $1,000,000 or (ii) upon demand if the closing on the sale of Cauldron does not occur by October 15, 1996. This July 1996 Note is convertible at the option of the holder into an aggregate of 150,000 shares of the Company's Common Stock at any time prior to repayment. In connection with the issuance, the Company also issued a warrant with a five year term to purchase 25,000 shares of the Company's Common Stock at an exercise price of $1.00 per share.

         The value of these 225,000 warrants, relating to the May 1996 Notes and the July 1996 Note, has been deemed to be $60,000 for accounting purposes and was expensed in 1996 as a component of interest expense.

         In conjunction with the signing of the Merger Agreement in December 1996, a Note Exchange Agreement was entered into whereby two of these three notes payable to shareholders will be exchanged for Vaxcel Common Stock upon consummation of the Merger.

Note 11 -- Note Payable to CytRx

         As discussed in Note 7, the Company has entered into a Merger Agreement with Vaxcel, an Atlanta based vaccine technology company. In conjunction with the Merger Agreement, Zynaxis also entered into a secured loan agreement with CytRx, Vaxcel's parent company. The terms of the loan agreement allow for the Company to borrow up to $2,000,000 from CytRx between December 1996 and the closing of the Merger, anticipated to be in the first half of April 1997. Proceeds from any amounts borrowed are to be used to satisfy accounts payable and accrued expenses as well as to fund operations until the transaction is completed. Through December 31, 1996, the Company had borrowed a total of $975,000. The borrowings accrue interest at prime plus 2%. Interest expense on these borrowings totaled $5,090 for the year ended December 31, 1996.

Note 12 -- Long-term Debt

         Long-term debt consisted of the following:

                                                   December 31,      December 31,
                                                       1996              1995
                                                   ------------      ------------
         Other note payables ...................    $                 $ 104,959
                                                    ---------         ---------
                                                           --           104,959
         Less current maturities ...............           --           (25,050)
                                                    ---------         ---------

                                                    $                 $  79,909
                                                    =========         =========

         Other Note Payable

         In 1989, the Company issued a ten-year note to the then lessor of its office and research facility to finance certain leasehold and other improvements. The note, with interest at 13%, was fully collateralized by a certificate of deposit, which had been categorized as restricted cash in prior years. During 1996, the Company was frequently unable to make the monthly payments on a timely basis as required by the terms of the note. In November 1996, the holder of the note agreed to accept the full amount of the collateral certificate of deposit, $91,142, in satisfaction of all obligations under the note.

Note 13 -- Other Long-Term Obligations and Lease Commitments

         Other long-term obligations consisted of the following:

                                                December 31,    December 31,
                                                    1996            1995
                                                ------------    ------------
         Capital lease obligations .........      $  50,908       $  32,418
         Deferred rent liability ...........         47,880         107,285
                                                  ---------       ---------
                                                     98,788         139,703
         Less current maturities ...........        (33,277)        (36,209)
                                                  ---------       ---------
                                                  $  65,511       $ 103,494
                                                  =========       =========

         Lease Obligations

         The Company leases real property and equipment under noncancelable lease agreements that expire at various dates through 2001. The future minimum lease payments as of December 31, 1996, under all leases are as follows:

                                                            Capital      Operating
                                                            -------      ---------
             1997 ....................................       18,822       302,620
             1998 ....................................       18,822       299,966
             1999 ....................................       18,822        29,180
             2000 ....................................        9,400            --
             2001 ....................................        4,010            --
             2002 & beyond............................           --            --
                                                            -------      --------
                                                             69,876       631,766
             Less amounts representing interest.......      (18,968)           --
                                                            -------      --------
                                                            $50,908      $631,766
                                                            =======      ========

         Rent expense on the Company's leased facility in Malvern, Pennsylvania was $411,856 in 1996, $439,609 in 1995, and $405,173 in 1994.

         Management believes the Company's operating lease commitment will be transferred to the buyer of the Cauldron assets. If the Cauldron assets are not sold, management believes that the related facility, or a portion thereof, will be sublet to cover the commitment. If the Company is unable to find a new tenant for the facility, either through the Cauldron sale or subletting, the related commitments could be accelerated (See Notes 1 and 6).

         Deferred Rent Expense

         The Company records rent expense on a straight-line basis and records the excess of rent expense over cash paid as deferred rent. During November 1996, the Company's lease was amended to reduce the occupied space from 39,200 square feet to 23,460 square feet, a 40% reduction. As a result of the amendment, the deferred rent liability was reduced and booked as a reduction of marketing, general and administrative expense in 1996. Deferred rent was $47,880 and $107,285 at December 31, 1996 and 1995, respectively, with $22,982 and $29,988 classified as current at December 31, 1996 and 1995, respectively.

Note 14 -- Stockholders' Equity

         Common Stock

         On February 29, 1996, the Company completed a private placement of Common Stock with transfer restrictions, raising proceeds of $500,000. Additionally, a $150,000 short-term promissory note payable held by a related party, plus accrued interest of $2,582, was converted to Common Stock with transfer restrictions on February 29, 1996.

         Under terms of the above agreements, the Company issued an aggregate of 652,582 shares of Common Stock at a price of $1.00 per share. Additionally, the Company issued warrants to purchase 195,775 shares of Common Stock at an exercise price of $1.00 per share.

         In June 1995, the Company had entered into a Business Development Consulting Agreement with a principal shareholder, of which the president is a member of the Board of Directors. The terms of the one year agreement stated that a portion of the compensation was to be in shares of Common Stock. In November 1996, the Company issued 34,548 shares of Common Stock in settlement of the amounts owed.

         Series A Convertible Preferred Stock

         In 1995, the Company issued 1,500,000 of Series A Convertible Preferred Stock ("Preferred Stock") at $2.00 per share for aggregate proceeds, net of offering costs, of $2,712,535. Each share of Preferred Stock is convertible into two shares of Common Stock at an initial conversion price of $1.00 per share.

         In 1996, a holder of Preferred Stock converted 87,500 shares of Preferred Stock into 175,000 shares of Common Stock.

         Stock Warrants

         At December 31, 1996, there were warrants issued and outstanding to purchase an aggregate of 3,647,189 shares of Common Stock at prices ranging from $1.325 to $7.035 and expiration dates ranging from 1998 through 2007.

         As discussed above, in connection with (i) the completion of a private placement in February 1996 and (ii) the conversion of a short-term note into equity in February 1996, the Company issued 195,775 warrants to purchase Common Stock at $1.00 per share.

         As discussed in Note 10, in connection with the issuance of the May 1996 Notes and the July 1996 Note, the Company issued warrants to purchase an aggregate of 225,000 shares of Common Stock at $1.00 per share.

         In addition to the above, as part of the 1995 private placement, the Company issued 1,500,000 warrants to purchase up to 3,000,000 shares of Common Stock. Each warrant is exercisable for two shares of Common Stock at an exercise price of $1.00 per share. The warrants have five year terms and contain certain automatic termination conditions.

         In connection with a royalty abatement agreement entered into in 1995, the Company issued warrants to purchase 200,000 shares of Common Stock at an exercise price of $1.325 per share. These warrants expire on December 31, 2007.

         A five year warrant to purchase 15,000 shares of Common Stock at $1.00 per share was issued in December 1995 in connection with the issuance of a note payable.

         Warrants to purchase 11,414 shares of Common Stock at $7.035 per share are currently outstanding. These warrants were issued to the lessor upon the execution of certain capital leases. These capital leases for laboratory and office equipment have since expired and been bought out.

         Stock Option Plan

         The Company's stock option plan reserves shares of Common Stock for issuance upon the exercise of incentive and nonqualified stock options. On July 27, 1995, the shareholders of the Company approved an increase in the number of shares issuable under the Company's Amended and Restated 1989 Stock Option Plan from 800,000 to 1,750,000. Incentive stock options are granted at market value or above, and non-qualified stock options are granted at a price fixed by the Board of Directors on the grant date. Options are exercisable for five to ten years from the grant date and generally vest over a four-year period. Options granted after December 31, 1991 are exercisable for ten years from the date of grant.

         The Company accounts for this plan under APB Opinion No. 25 under which no compensation cost has been recognized.

         Had compensation cost for this plan been determined consistent with FASB Statement No. 123, the Company's net loss and loss per share would have been increased to the following pro forma amounts:

                                                 1996                  1995
                                            -------------        --------------
             Net Loss:
                As reported .........       $  (4,230,470)       $  (10,377,437)
                Pro Forma ...........       $  (4,324,976)       $  (10,520,218)

             Primary EPS:
                As Reported .........       $       (0.42)       $        (1.57)
                Pro Forma ...........       $       (0.43)       $        (1.59)


         Because the Statement 123 method of accounting has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

         At December 31, 1996, 98,070 options had been exercised, 394,634 were exercisable at prices ranging from $.7035 to $7.125, and 755,021 shares of Common Stock remained available for grant. A summary of the status of the Company's stock option plan at December 31, 1996 and 1995 and changes during the years then ended are presented in the table and narrative below.

                                            1996 Weighted Average        1995 Weighted Average
                                          -------------------------  ---------------------------
                                            Shares   Exercise Price    Shares     Exercise Price
                                          ---------  --------------  ---------    --------------
Outstanding at beginning of year .....    1,038,370       $3.44        825,784        $ 3.65
Granted ..............................           --          --        512,800        $ 1.27
Exercised ............................        2,989       $ .70          7,107        $ 0.70
Forfeited ............................      128,472       $3.36        292,210        $ 3.76
Expired ..............................           --          --            897        $ .070
Outstanding at end of year ...........      906,909       $3.71      1,038,370        $ 3.44
                                         ==========                  =========
Exercisable at end of year ...........      404,634       $3.44        296,077        $ 3.68
                                         ==========                  =========
Weighted average fair value
    of options granted ...............   $       --                  $    0.95

         404,634 of the 906,909 options outstanding at December 31, 1996 have exercise prices between $0.70 and $7.13, with a weighted average exercise price of $3.44 and a weighted average remaining contractual life of seven years. All of these options are exercisable. The remaining 502,275 options outstanding at December 31, 1996 have exercise prices between $0.70 and $7.13, with a weighted average exercise price of $3.71 and a weighted average remaining contractual life of seven years.

         The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1995: risk-free interest rates ranging from 5.7% to 7.2%, expected dividend yield of $0, expected life of seven years and expected volatility of 70%. No options were granted in 1996.

         In December 1995, 10,000 stock options outside of the Amended and Restated 1989 Stock Option Plan were granted to a board member. These options became fully vested in June 1996 at an exercise price of $0.875.

         401(k) Savings Plan

         In June 1994, the Company began to provide a match to the contributions to the Zynaxis Inc. 401(k) Savings Plan (the "Plan") comprised of both cash and Company stock. In July 1996, the cash portion of the match was eliminated and the match was comprised entirely of Company stock. The shares are generally contributed quarterly and valued at the closing market price on the last day of each quarter. The Company contributed 12,973 and 12,836 shares to the Plan during 1996 and 1995, respectively.

Note 15 -- 401(k) Savings Plan

         In 1994, the Company began making matching contributions to the Plan. The matching contribution is determined each year by the Board of Directors and vests over four years with credit given for prior service. For the year ended December 31, 1996, the Company contributed 50% of the salary deferred by participants, up to a maximum of 4% of each participant's deferred salary. For the first half of 1996, the matching contribution was equally comprised of the Company's Common Stock and cash. Effective July 1, 1996, the Board resolved to eliminate the cash aspect of the match, thereby making the entire match in Company stock. The matching contributions are made on a quarterly basis and the shares of the Company's Common Stock which are contributed are valued at the closing market price on the last business day of the quarter. Total Company contributions to the Plan, in both cash and stock, were $19,659 in 1996 and $30,641 in 1995. In 1997, the Board of Directors resolved that the Zynaxis Inc. 401(k) Savings Plan would be terminated effective January 7, 1997.

Note 16 -- Income Taxes

         As of December 31, 1996, the Company had federal net operating loss carryforwards of approximately $31,000,000. The net operating loss and credit carryforwards will expire at various dates beginning in 2003, if not utilized.

         The Tax Reform Act of 1986 contains various provisions that limit the utilization of net operating loss and tax credit carryforwards if there has been an ownership change. Such an ownership change as described in Section 382 of the Internal Revenue Code may limit the Company's utilization of its net operating loss and tax credit carryforwards. Additionally, a portion of the net operating loss carryforward relating to the 1995 Secretech acquisition (see Note 3) are subject to SRLY restrictions as defined in the Internal Revenue Code. The proposed Merger with Vaxcel (Notes 1 and 6), if consummated, will significantly limit the availability of the net operating loss and tax credit carryforwards.

         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount reported for income tax purposes. Significant components of the Company's deferred tax assets for federal and state income taxes as of December 31, 1996 and 1995 were as follows:

                                                            December 31, 1996         December 31, 1995
                                                            -----------------         -----------------
Deferred tax assets
   Net operating loss carryforwards ..............             $ 10,910,000              $ 8,829,000
   Capitalization of research and development ....                5,449,000                4,982,000
   Asset impairment ..............................                  392,000                       --
   Other--net ....................................                  779,000                  369,000
                                                               ------------              -----------
Total deferred tax assets ........................               17,530,000               14,180,000
Valuation allowance for deferred tax assets ......              (17,530,000)             (14,180,000
                                                               ------------              -----------

Net deferred tax assets ..........................             $         --              $        --
                                                               ============              ===========

         A valuation allowance has been established as realization of the tax assets is uncertain.

Note 17 -- Collaborative, Contract and Grant Revenues

         Collaboration with ALK A/S

         In October 1995, the Company announced a development and licensing agreement with ALK A/S ("ALK"), a leading European pharmaceutical company in the field of allergy immunotherapy. The collaboration involves certain of the technologies acquired in the merger with Secretech relating to bioactive substance delivery technology.

         Under the terms of the ALK development and licensing collaboration, the Company has received payments aggregating $1,000,000. $250,000 was received in November 1995 and three additional payments totaling $750,000 were received during 1996. These amounts are reflected in collaborative, contract and grant revenues. The Company incurred costs related to the ALK collaboration of approximately $200,000 and $500,000 in 1995 and 1996, respectively. This agreement can be unilaterally terminated by either party in certain circumstances and with notification periods stated in the agreement. During 1996, the Company also provided ALK with significant research and development support of the licensed technology for which it received additional revenues of $36,000 based on costs incurred.

         The Company will receive a royalty of 7% on net sales of products that utilize the Company's technology, increasing based upon certain sales criteria established within the agreement. The Company could also receive additional milestone payments of up to $2,000,000 based upon either FDA or certain other regulatory approvals of additional products using the Company's vaccine delivery technologies. There can be no assurance that ALK will ever obtain the appropriate regulatory approvals, or will ever generate any sales using the technology licensed from the Company.

         Should the Company receive royalties under this agreement, it will be required to pay approximately 3% of the net sales of the licensed product to the original patent holder of the technology.

         Contract Manufacturing

         During 1996, the Company's Cauldron division had a substantial increase in business with third parties in providing process chemistry and pilot manufacturing services to other biotechnology, pharmaceutical and chemical organizations. Revenue recognized in connection with these contracts totaled $809,000 and $45,000 for the years ended December 31, 1996 and 1995, respectively.

         Grant Revenue

         For the years ended December 31, 1996 and 1995, the Company recognized $311,000 and $251,000, respectively, pursuant to a SBIR grant awarded by the National Heart, Lung and Blood Institute. Revenues recognized approximate costs incurred. This grant is funding the preclinical development of Zyn-Linker molecules linked with heparin and the investigation of their ability to inhibit post-angioplasty restenosis and local thrombosis. In July 1996, this grant was extended until June 1997. At December 31, 1996, the grant has a balance of $198,000.

         During 1996, the Company received a Phase I SBIR grant for up to $100,000 to develop Zyn-Linker molecules linked with Taxol and for the investigation of their ability to inhibit post-angioplasty restenosis and local thrombosis. The Company has recorded $88,000 of revenue related to this grant for the year ended December 31, 1996. Revenues recognized approximate costs incurred.

         Notwithstanding the January 1997 purchase by Phanos of the Zyn-Linker technology, the studies conducted under these grants will continue to be performed by Zynaxis. However, any patents, inventions or other intellectual property that may arise from this SBIR research will become the property of Phanos.

         Collaboration with Eli Lilly and Company

         The Company's agreement with Eli Lilly and Company ("Lilly") to apply the Company's drug delivery technology to vascular drugs which have the potential to reduce the rate of restenosis after angioplasty was terminated by Lilly, effective in August 1994. The Company recognized revenues of $749,122 under this agreement in 1994.

         Various Other Collaborations

         During 1996, in an effort to obtain on-going collaborative arrangements, the Company entered into a few small collaborative agreements, primarily related to the Zyn-Linker technology as it pertains to oligonucleotide studies. Total revenue recognized under these agreements was $56,000.

Note 18 -- Other Income

         Sublease Income

         As a result of the divestiture of the diagnostics technologies in 1995, the Company had certain laboratory and office space that was not being utilized. In order to fully maximize the leased facility, Zynaxis began to sublet portions of its laboratory and office space to independent third parties in 1995. These sublease arrangements continued until November 1996, when the Company's lease was amended to decrease the total square footage occupied by Zynaxis. Rental income recognized under the sublease arrangements was $238,000 and $139,000 for the years ended December 31, 1996 and 1995, respectively.

         Royalty Income

         As discussed in Note 4 to the Consolidated Financial Statements, through November 1996 Zynaxis continued to manufacture and distribute the research and diagnostic reagents for Phanos, pursuant to the June 1995 agreement. In accordance with the agreement between the two companies, Zynaxis realized a 10% royalty in exchange for providing these manufacturing and distribution services, subject to certain minimum royalty amounts. Royalty income recognized was $46,400 and $13,800 for the years ended December 31, 1996 and 1995, respectively.

         Seloc

         As discussed in Note 1 to the Consolidated Financial Statements, during 1996 the Company entered into a binding letter of intent with Seloc for the sale of Cauldron. In conjunction with this letter, Seloc made an option payment in the amount of $100,000, which, except under limited circumstances, would be nonrefundable if the sale of Cauldron were not consummated. For reasons beyond Zynaxis' control, in August 1996 Seloc decided not to proceed with the acquisition, at which time the $100,000 was recognized as other income.

         Asset Sales

         In conjunction with the November 1996 lease amendment and in anticipation of the consummation of the Merger, the Company began to sell various fixed assets during the fourth quarter of 1996. A net gain on these asset disposals of $131,600 was recorded in other income on the statement of operations for the year ended December 31, 1996.

Note 19 -- Related Party Transactions

         As described in Note 10 to the Consolidated Financial Statements, the Company issued a $150,000 note to a related party in December 1995. This note was extinguished in February 1996 as the note plus accrued interest, totaling $152,582, was converted to equity.

         As discussed in Note 14 to the Consolidated Financial Statements, business development services were rendered to the Company by a consulting firm of which a director of the Company is President and sole shareholder. Terms of the consulting agreement provided that a portion of the fees be paid in Company stock. The Company issued 34,548 shares of Common Stock in November 1996 in settlement of this obligation. The number of shares issued was based upon the fair market value of the services provided.

         Consulting services were provided to the Company by a director of the Company who was the former president of Secretech. This consulting arrangement commenced on September 30, 1995 and ended September 30, 1996. Under the terms of the agreement, the director was entitled to compensation at the annual rate of $135,000 through March 31, 1996 and at an annual rate of $150,000 from April through September 1996. During 1996, the Company recognized expense of $108,750 related to this agreement.

                                CYTRX CORPORATION
                         PRO FORMA FINANCIAL INFORMATION


         The accompanying Pro Forma Condensed Combined Balance Sheet as of March 31, 1997 and the related Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 1997 and the year ended December 31, 1996 give effect to (i) the Merger of Zynaxis with and into Vaxcel, Inc., a majority-owned subsidiary of CytRx and (ii) the divestiture of Zynaxis' Cauldron division, (collectively, the "Transactions").

         The pro forma financial information assumes that these transactions had occurred as of March 31, 1997 in the case of the Pro Forma Condensed Combined Balance Sheet, January 1, 1997 in the case of the Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 1997, or January 1, 1996 in the case of the Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1996.

         This pro forma financial information has been prepared by management of CytRx and should be read in conjunction with the historical financial statements of CytRx and Zynaxis. The historical balances represent the financial position and results of operations for each company and have been prepared in accordance with generally accepted accounting principles. The pro forma financial information is based on certain assumptions and estimates and does not purport to be indicative of the financial position or results of operations that might have occurred had the Transactions taken place as of the dates indicated above, nor is it necessarily indicative of future results.

                                CYTRX CORPORATION
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 1997
                                   (UNAUDITED)

                                                                                                      Cauldron
                                                                       Merger                        Divestiture
                                          Historical            ------------------                ----------------   Pro Forma
                                  ---------------------------     Pro Forma          Pro Forma     Pro Forma          Combined
                                      CytRx         Zynaxis      Adjustments   Ref    Combined    Adjustments  Ref  (as adjusted)
                                  ------------   ------------   ------------   ---  ------------  -----------  ---  -------------
ASSETS
Current assets:
  Cash and cash equivalents       $  4,040,155   $    147,281                       $  4,187,436   $ 282,000   (5)  $  4,469,436
  Short-term investments            11,496,765                                        11,496,765                      11,496,765
  Accounts receivable                2,193,625        250,638                          2,444,263                       2,444,263
  Other current assets                 350,475         61,773                            412,248                         412,248
                                  ------------   ------------   ------------        ------------   ---------        ------------
    Total current assets            18,081,020        459,692             --          18,540,712     282,000          18,822,712
Net property and equipment           5,031,368         26,654                          5,058,022                       5,058,022
Acquired intangible assets                  --             --      3,600,000   (4)     3,600,000                       3,600,000
Other assets:
  Cauldron - net assets                     --        528,000                            528,000    (528,000)  (5)            --
  Note receivable                      975,000        333,865       (975,000)  (1)       333,865     300,000   (5)       633,865
  Other assets                         124,207         20,000       (113,439)  (2)        30,768                          30,768
                                  ------------   ------------   ------------        ------------   ---------        ------------
    Total other assets               1,099,207        881,865     (1,088,439)            892,633    (228,000)            664,633
                                  ------------   ------------   ------------        ------------   ---------        ------------
Total assets                      $ 24,211,595   $  1,368,211   $  2,511,561        $ 28,091,367   $  54,000        $ 28,145,367
                                  ============   ============   ============        ============   =========        ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                $  1,061,115   $    439,245                       $  1,500,360                    $  1,500,360
  Accrued liabilities                1,618,857        392,573        250,000   (2)     2,246,651                       2,246,651
                                                                     (14,779)  (3)
  Note payable to CytRx                     --        975,000       (975,000)  (1)            --                              --
  Notes payable to shareholders             --        450,000       (350,000)  (3)       100,000                         100,000
  Other current liabilities              1,038         34,581                             35,619                          35,619
                                  ------------   ------------   ------------        ------------   ---------        ------------
    Total current liabilities        2,681,010      2,291,399     (1,089,779)          3,882,630          --           3,882,630
Long-term debt and other
  long - term obligations                   --         56,727                             56,727                          56,727
Minority interest in Vaxcel                 --             --        827,915   (4)       827,915       6,750   (5)       834,665
Stockholders' equity:
  Preferred stock                           --      2,554,304     (2,554,304)  (3)            --                              --
  Common stock                           7,952        103,771       (103,771)  (4)         7,952                           7,952
  Additional paid-in capital        62,683,458     45,986,323       (363,439)  (2)    66,320,019                      66,320,019
                                                                   2,919,083   (3)
                                                                 (44,905,406)  (4)
    Treasury stock                  (2,186,908)            --                         (2,186,908)                     (2,186,908)
    Accumulated deficit            (38,973,917)   (49,624,313)    47,781,262   (4)   (40,816,968)     47,250   (5)   (40,769,718)
                                  ------------   ------------   ------------        ------------   ---------        ------------
    Total stockholders' equity      21,530,585       (979,915)     2,773,425          23,324,095      47,250          23,371,345
                                  ------------   ------------   ------------        ------------   ---------        ------------
Total liabilities and
  stockholders' equity            $ 24,211,595   $  1,368,211   $  2,511,561        $ 28,091,367   $  54,000        $ 28,145,367
                                  ============   ============   ============        ============   =========        ============

(1)      To reflect the note cancellation by CytRx.
(2) To record the estimated remaining transaction costs and reclassification of amounts capitalized by Vaxcel as deferred transaction costs.
(3) To reflect the conversion of Zynaxis Preferred Stock and certain Zynaxis notes payable, together with accrued interest thereon, into Vaxcel Common Stock.
(4) To reflect the elimination of Zynaxis equity accounts, issuance of Vaxcel Common Stock to complete the Merger and allocation of the purchase price in excess of net tangible assets acquired.
(5) To reflect the sale of the Cauldron division for $582,000 (net of $250,000 of rent prepaid pursuant to the asset purchase agreement).

                                CYTRX CORPORATION
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)

                                                                                                       Cauldron
                                                                       Merger                         Divestiture
                                          Historical            ------------------                 ----------------  Pro Forma
                                  ---------------------------     Pro Forma          Pro Forma      Pro Forma         Combined
                                      CytRx         Zynaxis      Adjustments   Ref    Combined     Adjustments  Ref (as adjusted)
                                  ------------   ------------   ------------   ---  ------------   -----------  --- -------------
Revenues:
  Net sales                       $ 2,595,009    $        --                        $  2,595,009   $        --      $  2,595,009
  License fees                         50,000             --                              50,000            --            50,000
  Collaborative, contract
    and grant revenue                 137,667      2,050,467                           2,188,134      (808,633) (6)    1,379,501
                                  -----------    -----------    -----------         ------------   -----------      ------------
                                    2,782,676      2,050,467             --            4,833,143      (808,633)        4,024,510

Operating expenses:
  Cost of sales                     2,255,201             --                           2,255,201                       2,255,201
  Research and
   development                      3,108,477      3,642,195       (262,024)   (2)     6,923,760    (1,649,359) (6)    5,274,401
                                                                    435,112    (3)
  General and administrative        4,453,280      2,019,042        168,220    (4)     6,640,542                       6,640,542
  Provision for asset
   impairment                              --      1,152,130        838,870    (1)     1,991,000                       1,991,000
                                  -----------    -----------    -----------         ------------   -----------      ------------
                                    9,816,958      6,813,367      1,180,178           17,810,503    (1,649,359)       16,161,144

Other income (expense):
  Interest income                   1,170,930         56,881                           1,227,811                       1,227,811
  Interest expense                         --       (115,815)        19,940    (5)       (95,875)                        (95,875)
  Other income                         71,573        591,364                             662,937      (100,000) (6)      562,937
                                  -----------    -----------    -----------         ------------   -----------      ------------
                                    1,242,503        532,430         19,940            1,794,873      (100,000)        1,694,873
                                  -----------    -----------    -----------         ------------   -----------      ------------
Net loss before minority
 interest                         $(5,791,779)   $(4,230,470)   $(1,160,238)        $(11,182,487)  $   740,726      $(10,441,761)

Minority interest                          --             --        814,361    (7)       814,361       (92,591) (8)      721,770
                                  -----------    -----------    -----------         ------------   -----------      ------------

Net loss                          $(5,791,779)   $(4,230,470)   $  (345,877)        $(10,368,126)  $   648,135      $ (9,719,991)
                                  ===========    ===========    ===========         ============   ===========      ============

Net loss per common share         $     (0.75)                                      $      (1.34)                   $      (1.26)
                                  ===========                                       ============                    ============

(1) To reflect the write-down of Cauldron asset to net realizable value if it had been calculated as of 1/1/96.
(2) To reflect the reduction of depreciation expense associated with the pro-forma write-down of Cauldron net assets as of 1/1/96.
(3)      To record charge for acquired research and development.
(4) To record amortization of intangible assets acquired. An amortization period of 15 years is assumed.
(5) Elimination of interest expense associated with certain Zynaxis notes payable converted into Vaxcel Common Stock as of the Merger date, and of interest expense associated with the CytRx note payable cancelled upon the Merger date.
(6) To reflect the sale of the Cauldron division as if it had occurred on 1/1/96.
(7)      To reflect minority interest in pro forma net loss of Vaxcel.
(8)      To reflect minority interest effect of Cauldron divestiture.

                                CYTRX CORPORATION
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 1997
                                   (UNAUDITED)

                                                                                                   Cauldron
                                                                    Merger                        Divestiture
                                   (B) Historical            ------------------                ----------------   Pro Forma
                               ---------------------------     Pro Forma          Pro Forma     Pro Forma          Combined
                                   CytRx         Zynaxis      Adjustments   Ref    Combined    Adjustments  Ref  (as adjusted)
                               ------------   ------------   ------------   ---  ------------  -----------  ---  -------------
Revenues:
  Net sales                    $ 3,743,080    $        --                        $ 3,743,080    $      --        $ 3,743,080
  Collaborative, contract
    and grant revenue               92,667        386,703                            479,370     (291,600)  (4)      187,770
                               -----------    -----------    ---------           -----------    ---------        -----------
                                 3,835,747        386,703                          4,222,450     (291,600)         3,930,850

Operating expenses:
  Cost of sales                  2,324,645             --                          2,324,645                       2,324,645
  Research and
    development                    777,564        583,150      620,778      (1)    1,981,492     (488,050)  (4)    1,493,442
  General and administrative     1,676,127        452,696       60,000      (2)    2,188,823                       2,188,823
                               -----------    -----------    ---------           -----------    ---------        -----------
                                 4,778,336      1,035,846      680,778             6,494,960     (488,050)         6,006,910

Other income (expense):
  Interest income                  244,535         12,926                            257,461                         257,461
  Interest expense                      --        (14,829)      14,829      (3)           --                              --
  Other income                      25,694        777,973                            803,667      (57,973)  (4)      745,694
                               -----------    -----------    ---------           -----------    ---------        -----------
                                   270,229        776,070       14,829             1,061,128      (57,973)         1,003,155
                               -----------    -----------    ---------           -----------    ---------        -----------

Net loss before
minority interest              $  (672,360)   $   126,927    $(665,949)          $(1,211,382)   $ 138,477        $(1,072,905)

Minority interest                       --             --      110,249      (5)      110,249      (17,310)  (6)  $    92,939
                               -----------    -----------    ---------           -----------    ---------        -----------

Net loss                       $  (672,360)   $   126,927    $(555,700)          $(1,101,133)   $ 121,167        $  (979,966)
                               ===========    ===========    =========           ===========    =========        ===========

Net loss per common share      $     (0.09)                                      $     (0.15)                    $     (0.13)
                               ===========                                       ===========                     ===========


(1)      To record charge for acquired research and development.
(2) To record amortization of intangible assets acquired. An amortization period of 15 years is assumed.
(3) Elimination of interest expense associated with CytRx note payable cancelled upon the Merger date.
(4) To reflect the sale of the Cauldron division as if it had occurred on 1/1/97.
(5)      To reflect minority interest in pro forma net loss of Vaxcel.
(6)      To reflect minority interest effect of Cauldron divestiture.
(B)      Agreed to 3/31/97 10-Q filed with SEC

                                CYTRX CORPORATION
                    NOTES TO PRO FORMA FINANCIAL INFORMATION

1.       DETERMINATION OF PURCHASE PRICE

         The purchase price for Zynaxis was determined in accordance with APB 16 and was based upon a number of objective and subjective factors including, but not limited to (a) reference to the $4 million cash contribution being made to Vaxcel by CytRx for the same number of shares of Vaxcel Common Stock as were exchanged for the outstanding shares of Zynaxis Common Stock, (b) reference to the market price of Zynaxis Common Stock during the negotiation period and leading up to the execution of the Merger agreement, (c) Vaxcel management's estimation that the outstanding liabilities, transaction costs and ongoing operation costs of Zynaxis through the closing of the Merger would generally offset the realizable value of tangible assets, such that the only material assets of Zynaxis remaining as of the Effective Time of Merger would be intangible assets consisting of technology rights and license agreements, (d) Vaxcel management's assessment of the synergistic value of Zynaxis' oral and mucusal vaccine delivery technology in combination with its own injectible technology in attracting corporate sponsors, facilitating technology licenses and other fund raising activities, and providing a greater balance to shareholders, and (e) the fact that Vaxcel will acquire a license agreement with ALK.

         APB 16 states that the cost of an acquired company is measured by the fair value of the consideration received. As there was no trading market for the Vaxcel Common Stock prior to the Merger, an objective measurement of its fair value was difficult to ascertain. Based upon the factors stated above, the $4,000,000 cash contribution by CytRx was used as the basis to assign a value to the purchase price and of the consideration to be exchanged. Even though the cash contribution by CytRx to Vaxcel was not at arms'-length (and therefore may not necessarily represent the fair value of Vaxcel Common Stock), management determined that this was the most objective evidence available in the absence of an active trading market for the Vaxcel Common Stock. This valuation has been corroborated by an independent valuation of Zynaxis' assets which indicated a value of approximately $3,600,000 for the Developed Technology (as defined below), which is the primary asset being acquired by Vaxcel, given its current business strategy.


2.       ACCOUNTING FOR MERGER AND ALLOCATION OF PURCHASE PRICE

         The Merger has been accounted for as a purchase transaction with Vaxcel as the acquiring company. The $4 million purchase price has been allocated to the fair market values of the assets acquired and the liabilities assumed.

         In accordance with the provisions of APB Nos. 16 and 17, all identifiable assets acquired, including identifiable intangible assets, were assigned a portion of the purchase price on the basis of their fair values. To this end, an independent valuation of Zynaxis' assets (the "Acquired

Assets") was performed and used as an aid in determining the fair value of the identifiable assets in allocating the purchase price among the Acquired Assets.

         A summary of the allocation of the purchase price to the Acquired Assets is as follows:

         Net tangible assets, less outstanding liabilities     $ (979,915)(1)
         Developed technology                                   3,600,000
         In-process research and development
              (charged to accumulated deficit)                  1,015,136
                                                               ----------
                                                               $4,000,000

         (1)  Adjusted for conversion of Zynaxis Notes into Vaxcel Common Stock.

         The capitalized value of the intangible assets acquired will be amortized on a straight-line basis over a period of 15 years. This period was determined based upon an analysis of competitive technology under development which may render the Zynaxis technology obsolete. Consideration was also given to the fact the Zynaxis' base science will have many alternative uses during that time as many different vaccines may incorporate the technology. Property and equipment acquired from Zynaxis is being depreciated on a straight-line basis over the estimated remaining useful lives.


3.       DIVESTITURE OF CAULDRON

         On March 21, 1997, Zynaxis entered into an agreement to sell substantially all of the assets of the Cauldron division, which was consummated upon the approval of the Merger by the Zynaxis shareholders on May 21, 1997.